Exhibit 4.1

SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of October 1, 2012, among RYMAN HOSPITALITY PROPERTIES, INC., a Delaware corporation (the “Successor Company”), the subsidiaries listed on the signature pages hereto (each a “Subsidiary Guarantor”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States of America, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, Gaylord Entertainment Company (the “Predecessor Company”), the Subsidiary Guarantors and the Trustee have heretofore entered into that certain Indenture dated as of September 29, 2009, as heretofore amended (the “Original Indenture”), governing the Predecessor Company’s 3.75% Convertible Senior Notes due 2014 (the “Notes”); and

WHEREAS, on the date of this Supplemental Indenture, the Predecessor Company has merged with and into the Successor Company, with the Successor Company as the surviving entity (the “Merger”); and

WHEREAS, pursuant to Section 5.01(a) of the Original Indenture, the Successor Company desires to enter into this Supplemental Indenture expressly assuming all of the Predecessor Company’s obligations under the Notes and the Original Indenture; and

WHEREAS, this Supplemental Indenture is permitted under Section 9.01(b) of the Indenture, without the consent of the holders of the Notes.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Successor Company, the Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Original Indenture.

2. ASSUMPTION OF NOTES AND ORIGINAL INDENTURE. From and after the effective time of the Merger, the Successor Company hereby expressly assumes all of the Predecessor Company’s obligations under the Notes and the Original Indenture. (The Original Indenture, as amended and supplemented by this Supplemental Indenture, is hereinafter referred to as the “Indenture.”)

3. CONFIRMATION OF NOTE GUARANTEES. Each Subsidiary Guarantor, by its execution of this Supplemental Indenture, hereby confirms that its Note Guarantee shall apply to the obligations of the Successor Company in accordance with the Notes and the Indenture.

4. CONVERSION INTO SHARES OF COMMON STOCK OF SUCCESSOR COMPANY. From and after the effective time of the Merger, the Notes will, without the consent of any Noteholder, become convertible based on the type and amount of consideration that a holder of a number of shares of Common Stock equal to the principal amount of Notes, divided by the Conversion Price, shall have received in the Merger. For the avoidance of doubt, from and after the date hereof, the Notes will be convertible into the same number of shares of the Common Stock, $0.01 par value, of the Successor Company (“Successor Common Stock”), subject to adjustment as provided in the Indenture, on the same basis as the Notes were convertible into shares of Common Stock of the Predecessor Company prior to the effective date of the Merger, and “Common Stock” shall be deemed to refer to Successor Common Stock.

5. NO OTHER CHANGES. Except as amended and supplemented by this Supplemental Indenture, the Original Indenture shall continue in full force and effect.

6. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

7. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

8. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

9. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuers.

(signature page follows)

2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

SUCCESSOR COMPANY:

RYMAN HOSPITALITY PROPERTIES, INC.

By:	/s/ Mark Fioravanti
Name:	Mark Fioravanti
Title:	Chief Financial Officer

SUBSIDIARY GUARANTORS:

CCK HOLDINGS, LLC
COUNTRY MUSIC TELEVISION INTERNATIONAL, INC.
GAYLORD CREATIVE GROUP, INC.
GAYLORD DESTIN RESORTS, LLC
GAYLORD HOTELS, INC.
GAYLORD INVESTMENTS, INC.
GAYLORD NATIONAL, LLC
GAYLORD PROGRAM SERVICES, INC.
GRAND OLE OPRY, LLC
GRAND OLE OPRY TOURS, INC.
OLH HOLDINGS, LLC
OPRYLAND ATTRACTIONS, LLC
OPRYLAND HOSPITALITY, LLC
OPRYLAND HOTEL NASHVILLE, LLC
OPRYLAND HOTEL-TEXAS, LLC
OPRYLAND PRODUCTIONS, INC.
OPRYLAND THEATRICALS, INC.
WILDHORSE SALOON ENTERTAINMENT VENTURES, INC.

By:	/s/ Mark Fioravanti
Name:	Mark Fioravanti
Title:	Vice President

OLH, G.P.

By its General Partners:

Gaylord Hotels, Inc., a general partner

By:	/s/ Mark Fioravanti
Name:	Mark Fioravanti
Title:	Vice President

OLH Holdings, LLC, a general partner

By:	/s/ Mark Fioravanti
Name:	Mark Fioravanti
Title:	Vice President

OPRYLAND HOTEL-FLORIDA LIMITED PARTNERSHIP

By: Opryland Hospitality, LLC, its general partner

By:	/s/ Mark Fioravanti
Name:	Mark Fioravanti
Title:	Chief Financial Officer, Vice President and Treasurer

OPRYLAND HOTEL-TEXAS LIMITED PARTNERSHIP

By: Opryland Hospitality, LLC, its general partner

By:	/s/ Mark Fioravanti
Name:	Mark Fioravanti
Title:	Chief Financial Officer, Vice President and Treasurer

TRUSTEE:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Raymond S. Haverstock
Name:	Raymond S. Haverstock
Title:	Vice President